SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2005

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code
(203) 299-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On June 2, 2005, priceline.com Incorporated entered into an indemnification agreement with Marshall Loeb, a copy of which is attached as Exhibit 99.2, which outlines the Company's obligations under its amended and restated certificate of incorporation to indemnify Mr. Loeb.

Item 7.01.        Regulation FD Disclosure

At priceline.com’s Annual Meeting of Stockholders held on June 1, 2005, the stockholders of priceline.com elected nine directors, listed below, and ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for priceline.com for its fiscal year ending December 31, 2005.  Priceline.com’s proxy statement describes in more detail the matters presented at the Annual Meeting.

Jeffery H. Boyd

Ralph M. Bahna

Howard W. Barker, Jr.

Jeffrey E. Epstein

James M. Guyette

Dominic Kai Ming Lai

Nancy B. Peretsman

Craig W. Rydin

Ian F. Wade

Item 9.01.        Financial Statements and Exhibits

(c) Exhibits

99.1	Stock Option Grant agreement with Ralph M. Bahna, the Chairman of priceline.com’s Board of Directors.

99.2	Indemnification Agreement, dated June 2, 2005, by and between priceline.com Incorporated and Marshall Loeb.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  June 3, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stock Option Grant agreement with Ralph M. Bahna, the Chairman of priceline.com’s Board of Directors.

99.2	Indemnification Agreement, dated June 2, 2005, by and between priceline.com Incorporated and Marshall Loeb.